UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2013

CELLDONATE INC.

(Exact name of registrant as specified in its charter)

Nevada	333-159300	None
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 West Flamingo Road

Suite 131-200

Las Vegas, Nevada 89147

(Address of principal executive offices) (Zip code)

(650) 938-3325

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:

Andrea Cataneo, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

(212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On September 10, 2013, certain sellers named thereof (the “Seller”), entered into a stock purchase agreement (“Purchase Agreement”) with certain purchasers named thereof (the “Purchaser”), pursuant to which the Purchasers purchased 22,739,000 shares of the common stock, par value $0.001 per share (“Common Stock”), of Celldonate Inc. (the “Company”) from the Sellers for an aggregate amount of $275,000 (the “Stock Purchase”). The source of the funds for the purchase of the Common Stock was from the purchaser’s personal funds.

Immediately prior to the completion of the Stock Purchase, David Strebinger, Caring Capital Corp. and Chelsea Greene, who owned an aggregate of 12,020,000 shares, or approximately 52.5% of the Common Stock of the Company, were the largest shareholders of the Company. With the completion of the Stock Purchase, Daniel Kunz, Commodore Commodity Corp., Ryan Hart, and Kenneth Orr Children’s Trust, own an aggregate of 11,757,150 shares, or approximately 51.32% of the Common Stock, and become the largest shareholders of the Company. The source of the funds for the purchase of the Common Stock was from their personal funds.

The following table sets forth the ownership, as of October 3, 2013, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of September 10, 2013, there were 22,910,000 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this annual report.

		Amount and
		Nature of	Percent of
Title of		Beneficial	Class
Class	Name of Beneficial Owner	Ownership	(%)

Common Stock	Daniel Kunz - Executive Chairman	6,830,919	29.82
Common Stock	Ryan Hart - Chief Executive Officer and President	1,570,622	6.86
Common Stock	Michael Palethorpe - Director	0	0

All Officers and Directors as a Group

Common Stock	Commodore Commodity Corp (1)	2,223,334	9.70

(1)	Kenneth Orr holds voting and dispositive power of the shares held by Commodore Commodity Corp.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Officer and Director

On September 30, 2013, Michael Palethorpe, the Company’s sole officer and director tendered his resignation as President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer of the Company, but remains as a member of the board of directors of the Company. There were no disagreements between Palethorpe and the Company.

(b) Appointment of Directors and Officers

The following table sets forth the name, age, and position of our new executive officer and director. Executive officers are appointed by our board of directors. Each executive officer holds his office until he resigns or is removed by the Board. Directors are elected by our stockholders or may be appointed by the existing Board members. Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

The following persons were appointed as our officer and director at the Closing:

Name	Age	Position
Daniel Kunz	61	Executive Chairman
Ryan Hart	37	Chief Executive Officer and President

The business background descriptions of the newly appointed director and officer are as follows:

Daniel Kunz – Executive Chairman

Mr. Kunz has significant experience in international mining, engineering and construction, including, marketing, business development, management, accounting, finance and operations. Mr. Kunz was senior vice president and Chief Operating Officer of Ivanhoe Mines Ltd. from November 1997 until October 2000, and then was President, Chief Executive Officer and director from November 2000 until March 2003. Mr. Kunz also headed the finance, development, construction and operation of a low cost heap leach, copper cathode mine in Myanmar, developed a small high-grade gold mine in South Korea, led the acquisition of the Savage River iron ore pellet mine and facility in Australia and directed the start up of test production at a metallurgically complex 13 million ounce gold mine in Kazakhstan. From April 2003 to March 2004, Mr. Kunz served as interim President and Director of Jinshan Gold Mines, a subsidiary of Ivanhoe Mines Ltd. In 2003 Jinshan Gold Mines was acquired by China National Gold Corp. Jinshan was engaged in heap leach gold production and through extensive local partnerships and ventures explored for copper, gold and platinum group metals in China. As Co-Founder, President and CEO of MK Gold Company, he directed its initial public offering on the NASDAQ exchange in 1993.

Mr. Kunz held executive positions with NYSE listed Morrison Knudsen Corporation (including as Corporate Vice President and Controller) for 17 years. During his tenure at Morrison Knudsen Corporation, Mr. Kunz was involved in international and local mine operations, engineering and finance for numerous contract mining and owned and operated coal, gold, silver, limestone, aggregate, and copper mines. Mr. Kunz holds a Masters of Business Administration and a Bachelor of Science in Engineering. Mr. Kunz was selected to serve on our Board based on his knowledge of and relationships in the mining business.

Ryan E. Hart – President and Chief Executive Officer

After working several years at Credit Suisse and UBS in the fields of Equity Trading and Portfolio Management, Mr. Hart worked as an alternative investment advisor – with a strong focus on hedge funds and venture capital – to independent asset managers and high net worth individuals. Mr. Hart and his clients have been early investors in numerous public and private businesses, offering start-up and small companies the financial resources and network to execute their business plans and create sustainable shareholder value. Past and current portfolio holdings include investments in the information technology, oil and gas, precious metals mining and energy/resource recovery, tobacco as well as timber sectors. From November 2009 to December 2012, Mr. Hart first served as Chairman and later as Chief Executive Officer of another mining company, Turk Power Corporation. From December 2012 to September 2013, Mr. Hart served as Chief Executive Officer of Zinco de Brazil, a company primarily engaged in the mining business. Mr. Hart holds a Bachelor Degree in Business Administration and is fluent in German and English.

(c) Family Relationships

There are no family relationships between the officers or directors of the Company.

(d) Employment Agreements of the Executive Officers

We currently have no employment agreement with our executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDONATE INC.

Dated: October 3, 2013	By:	/s/ Ryan Hart
	Name:	Ryan Hart
	Title:	Chief Executive Officer and President

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